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                    CITIZENS BANCSHARES, INC.

                   AMENDED AND RESTATED BYLAWS

                       Section 1.  OFFICES


   1.1     The principal office shall be located at 841 West Main
Street, Ville Platte, Louisiana.

     1.2 The corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

               Section 2.  SHAREHOLDERS' MEETINGS

     2.1 All meetings of the shareholders shall be held at the principal office of the corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board of Directors.

     2.2 (a) The annual meeting of the shareholders shall be held on the second Thursday of April in each year, or if said day be a legal holiday, then on the next succeeding day not a legal holiday, at 2:30 p.m., or on such other date or at such other time as the Board of Directors shall designate for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. There will be no cumulative voting with respect to the election of directors. Directors shall be elected by plurality vote.

          (b) At any annual meeting of shareholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting (i) by, or at the direction of, the Board of Directors or
(ii) by any shareholders entitled to vote at such meeting. Only such new business and only such proposals as have been raised in accordance with the procedures set forth in this Section 2.2 (b) shall be eligible for action or consideration at an annual meeting.

           In order for a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation as set forth in this Section 2.2 (b). To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive office of the corporation not less than thirty (30) calendar days prior to the date of the originally scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date. However, if less than forty (40) calendar days' notice or prior public disclosure of the date of the scheduled meeting is given or made by the corporation, the shareholder's notice must be received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which public disclosure was made. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting
(a) a description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholders proposing such business,
(c) the number of shares of the corporation beneficially owned by the shareholder on the date of the shareholder's notice and (d) any financial or other interest of the shareholder in the proposal.

      2.3 Written notice of the annual meeting shall be given to each shareholder entitled to vote at least ten (10), but not more than sixty (60), days prior to the meeting. Notice of the annual meeting need not state the purpose thereof, unless action is to be taken at the meeting as to which notice is required by law.

       2.4 At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Secretary or by the agent of the corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

     2.5 Special meetings of the shareholders, for any purpose or purposes, may be called by the president or the Board of Directors. Special meetings shall be called by the Chairman of the Board, the President, or Secretary or upon the written request of any two (2) directors or of any shareholder or shareholders holding in the aggregate not less than one-fifth of the total voting power. Such a meeting shall be held at the registered office of the corporation at such time as the Secretary may fix, not less than fifteen (15) nor more than sixty
(60) days after the receipt of said request, and if the Secretary shall neglect or refuse to fix such time or to give notice of the meeting, the shareholder or shareholders making the request may do so.

     2.6 Except as otherwise provided by law, the presence, in person or by proxy, of the holders of a majority of the total voting power shall constitute a quorum at all meetings of the shareholders.

      2.7 When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or the Articles of Incorporation, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

     2.8 At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy. Proxies must be duly authorized in writing, signed by the shareholders granting them, and filed with the Secretary at or before the meeting. Proxies shall be valid for one meeting and any adjournments of such meeting. No proxy shall be valid more than eleven (11) months after execution thereof. The revocation of a proxy, if revocable, shall not be effective until written notice thereof has been given to the Secretary at or before the meeting. The holder of a proxy need not be a shareholder of the corporation. Each shareholder shall have one vote for each share of stock having voting power registered in his name on the books of the corporation at the time of the meeting or on the record date for the determination of shareholders entitled to vote at such meeting.

     2.9 Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

     2.10 The shareholders present or represented at a duly organized meeting shall constitute a quorum and may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in
Section 2.6 of these bylaws, or the refusal of any shareholders present to vote.

       2.11 If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 2.9 hereof. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.

                      Section 3.  DIRECTORS

      3.1 The business and affairs of the corporation shall be managed and administered by a Board of Directors of not less than five (5) and note more than thirty (30) natural persons, the exact number to be set by the shareholders from time to time. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things which are not by law, the Articles of Incorporation, or these bylaws directed or required to be done by the shareholders. The directors shall be elected by written ballot at the annual meeting of the shareholders, or at a special meeting held for that purpose, and shall hold office for one year or until their successors are chosen and have qualified. The shareholders by vote of a majority of the total voting power at any special meeting called for the purpose, may remove from office any one or more of the directors, notwithstanding that his or their terms of office may not have expired, and may forthwith at such meeting proceed to elect a
successor  for  the  unexpired  term.  No  director  need  be   a
shareholder.

     3.2 In the event that a directorship becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, increase in the number of directors, failure of the shareholders to elect the full number of authorized directors, or any other cause, a majority of the remaining directors, even if less than a quorum, may fill the vacancy at a regular meeting or at a special meeting called for that purpose, subject to the right of the shareholders to fill such position in their discretion. Such successor or successors shall hold office for the unexpired term in respect to which such vacancy occurred or until the next election of directors.

     3.3 The Board of Directors may submit nominations in writing to the President of the corporation not less than thirty
(30) days prior to any annual meeting of the shareholders called for the election of directors. Such nominations shall be considered as nominations made by or on behalf of the then existing management of the corporation.

     3.4 Nominations for election to the Board of Directors at an annual or special meeting of shareholders may also be submitted to the Secretary of the corporation by any shareholders of the corporation entitled to vote for the election of directors. To be timely, a shareholder's notice must be delivered to or mailed and received at, the principal executive office of the corporation not less than thirty (30) calendar days nor more than sixty (60) calendar days prior to the date of the originally scheduled meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date. However, if less than forty (40) calendar days' notice or prior public disclosure of the date of the scheduled meeting is given or made by the corporation, the shareholder's notice must be received not later than the close of business on the tenth calendar day following the earlier of the day on which notice of the meeting was mailed or the day on which such public disclosure was made. A shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number of shares of the corporation which are beneficially owned by such person and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder and (ii) the number of shares of the corporation which are beneficially owned by such shareholder. Any nomination or nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting and the Secretary shall disregard all votes for any such nominee.

     3.5 The Board of Directors may elect or appoint a Chairman, who shall be a member of the Board of Directors. The Chairman, if there be one, shall preside over all meetings of the Board of Directors and shall have the supervision of such matters, not inconsistent with these bylaws, as may, from time to time, be designated by the Board of Directors.

                      Section 4.  COMPENSATION OF DIRECTORS

          Directors, as such, shall receive such compensation for their services as directors as may be fixed by resolution of the Board of Directors, and may receive their actual expenses of attendance, if any, for each regular or special meeting of the Board of Directors; provided that nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

                           Section 5.  MEETINGS OF THE BOARD

     5.1 Regular meetings of the Board of Directors may be held at such time, date, and place within or without the State of Louisiana as shall from time to time be determined by the Board of Directors, provided that notice of such determination shall be given to all directors not less than 5 days prior to such regular meetings. A continuing resolution adopted by the Board of Directors that specifies the time, date, and place of regular meetings shall constitute valid notice to directors of such regular meetings without a separate notice being necessary.

     5.2 The first meeting of each newly elected Board of Directors shall be held immediately following the annual shareholder's meeting and at the same place as the annual meeting, and no notice of such first meeting to the newly elected directors shall be necessary in order legally to constitute the meeting.

     5.3 Special meetings of the Board of Directors may be called by the President on one (1) days' notice given to each director, either personally or by telephone, mail, or telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors, and if the President and Secretary fail or refuse, or are unable to call a meeting when requested by any two (2) directors, then the two (2) directors may call the meeting on one
(1) days' written notice given to each director.

     5.4 Special emergency meetings of the Board of Directors may be called by the President or any two (2) directors on two
(2) hours' notice given to each director, either personally or by telephone, mail, telegram, or facsimile copy. Such meeting may be called only in the event circumstances arise which are considered to be so serious as to require consideration by the directors sitting as a Board of Directors, on less than the one days' notice required for the calling of a special meeting.

     5.5 A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law, the Articles of Incorporation, or these bylaws, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.

     5.6 If a quorum is present when the meeting is convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 5.5 hereof, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum or the refusal of any director present to vote.

     5.7 The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board of Directors or these bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be stated in these bylaws or as may be determined, from time to time, by the Board of Directors. Any vacancy occurring in any such committee shall be filled by the Board of Directors, but the President may designate another director to serve on the committee pending action by the Board of Directors. The Board of Directors, in its discretion, may designate persons who are not directors to be non-
voting  members  of  any  committee  created  by  the  Board   of
Directors. Each such committee shall hold office during the term of the Board of Directors constituting it, unless otherwise ordered by the Board of Directors. Such committees shall keep regular minutes of their proceedings and file regular reports of their activities with the Board of Directors.

     5.8 Any action which may be taken at a meeting of the Board of Directors or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board of Directors or committee.

     5.9 The members of the Board of Directors, or any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of conference telephone or similar communications equipment, provided that all persons participating in the meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section 5.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                              Section 6.  NOTICES

     6.1 Any written notice required or permitted by law, the Articles of Incorporation or these bylaws to be given to any shareholder or director shall be deemed to have been given to such shareholder or director when such notice is served upon such shareholder or director or two business days after such notice is placed in the United States mail, postage prepaid, addresses to such shareholder or director at his last known address, or when received as evidenced by a written or electronic receipt, or when a telephonic or oral notice is communicated directly to such shareholder or director, whichever is earlier.

     6.2 Whenever any notice is required to be given by law or the Articles of Incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                         Section 7.  OFFICERS

     7.1 The officers of the Bank shall be chosen by the Board of Directors and shall be a President, a Secretary, and a Treasurer. The Directors may elect a Chief Executive Officer, and Executive Vice President, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents and one or more Assistant Secretaries. Any two officers may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

     7.2 The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall serve for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     7.3 The salaries of all the officers of the corporation shall be fixed by the Board of Directors.

     7.4 The officers of the corporation shall hold office for a term of one year or until their respective successors shall have been elected and qualified in their stead, provided, however, that any officer may be removed by the Board of Directors at any time, with or without cause. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

                    Section 8.  THE PRESIDENT

           The President shall be the chief executive officer of the corporation unless another person has been elected as Chief Executive Officer; he shall preside at all meetings of the shareholders and shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. If a Chairman of the Board of Directors has not been elected, the President, if a director, shall preside at all meetings of the Board of Directors. The President shall also execute bonds, mortgages, or other contracts, except where required or permitted by law to be otherwise signed or executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

             Section 9.  THE CHIEF EXECUTIVE OFFICER

            The Chief Executive Officer, if any, shall be responsible for the general operations of the corporation and its subsidiaries. The Chief Operating Officer shall report to the Chief Executive Officer and the Chief Executive Officer shall report to the President. The duties of the Chief Executive Officer shall be prescribed by the Board of Directors.

                Section 10.  THE VICE PRESIDENTS

           The Executive Vice President and the Vice Presidents (if any), in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the President or the Board of Directors shall prescribe.

            Section 11.  THE CHIEF OPERATING OFFICER

           The Chief Operating Officer, if any, shall oversee the day-to-day operations of the corporation. The Treasurer and the Chief Financial Officer, if any, shall report to the Chief Operation Officer. The Chief Operating Officer shall perform such other duties as the Board of Directors may prescribe. The Chief Operating Officer shall also execute bonds, mortgages, or other contracts, except where required or permitted by law to be otherwise signed or executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

   Section 12.  THE TREASURER AND THE CHIEF FINANCIAL OFFICER

           As determined by the Board of Directors, the Treasurer or the Chief Financial Officer, if any, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall prepare and maintain the various financial records of the Bank. Such officer shall keep a proper accounting of all receipts and disbursements and shall disburse the funds of the corporation only for proper corporate purposes or as may be ordered by the Board of Directors and render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all transactions as such officer and of the financial condition of the corporation.

                   Section 13.  THE SECRETARY

          The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation, if any, and affix the same to any instrument requiring it.

               Section 14.  ASSISTANT SECRETARIES

           Assistant Secretaries, if any, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties or exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

                Section 15.  ADDITIONAL OFFICERS

            In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, if not otherwise provided in these bylaws, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the corporation; provided that a majority of the full Board of Directors concurs in such action.

               Section 16.  CERTIFICATES OF STOCK

      16.1 The certificates for each class of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. Every certificate of stock shall be signed by the President or a Vice-President and the Treasurer or the Secretary. Each stock certificate shall include the holder's name, the number of shares owned by such holder, and shall be sealed with the corporation's seal, if there is a seal. If any stock certificate is signed by a transfer agent or by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer may be a facsimile.

      16.2 Any two officers of the corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation where the holder of record of the certificate:


           (a) Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;


          (b) Requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by purchase for value in good faith and without notice of any adverse claims;

          (c)  Gives a bond in such form, and with such surety or
sureties  as  the  corporation  may  direct,  to  indemnify   the
corporation against any claim that might be made on account of a loss, destruction or theft of the certificate; and

          (c) Satisfies any other reasonable requirements imposed by the corporation.

     16.3 When a certificate has been lost, apparently destroyed, or wrongfully taken and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, if the corporation registers a transfer of the shares represented by such certificate before receiving such notification, the holder of record is precluded from making any claim against the corporation for the transfer of for the new certificate.

      16.4 Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                    Section 17.  RECORD DATE

          For the purpose of determining shareholders entitled to notice of and to vote at a meeting, to receive a dividend, to receive or exercise subscription or other rights, to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a record date for the determination of shareholders for such purpose, such date to be not more than sixty (60) days prior to the date on which the action is to be taken. If fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, the record date shall be not less than ten days (10) prior to the date on which the action requiring the determination of shareholders is to be taken. Except as the Board of Directors may provide otherwise, if no record date is fixed for the purpose of determining shareholders (a) entitled to notice of and to vote at a meeting, the close of business on the day before the notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (b) for any other purpose, the close of business on the day on which the Board of Directors adopts the resolution relating thereto shall be the record date for such purpose.

              Section 18.  REGISTERED SHAREHOLDERS

           Except as otherwise provided by law, the corporation and its directors, officers and agents, may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares. Rights under this Section shall not be affected by any actual or constructive notice which the corporation or any of its directors, officers or agents, may have to the contrary.

                     Section 19.  DIVIDENDS

      19.1 Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of stock.

      19.2 Before the payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

               Section 20.  SPECIAL CORPORATE ACTS

     20.1 All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the corporation, all deeds, mortgages and other written contracts and agreements to which the corporation may be a party; and all assignments or endorsements or stock certificates, registered bonds or other securities owned by the corporation, shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by the President or by any two (2) of the following officers who are different persons: President, Chief Operating Officer, Vice Presidents, Secretary, or Chief Financial Officer. The Board of Directors may, however, authorize any one of such officers to sign and any such instruments for and on behalf of the corporation, without the necessity of countersignatures; may designate officers or employees of the corporation, other than those named above, who may, in the name of the corporation, sign such instruments; and may authorize the use of facsimile signatures of any such persons.

     20.2 Any shares of stock issued by any other corporation and owned by or controlled by the corporation may be voted at any shareholders' meeting of the other corporation by the President of the corporation, if he is present, or in his absence, by any Vice President of the corporation who may be present.

                    Section 21.  FISCAL YEAR

           The Board of Directors may adopt for and on behalf of the corporation a fiscal year or a calendar year.

                   Section 22.  CORPORATE SEAL

           The Board of Directors may adopt a corporate seal, which seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

                       Section 23.  GENDER

           All pronouns and variations thereof used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identify of the person, persons, entity or entities referred to require.

                  Section 24.  INDEMNIFICATION

           The corporation shall indemnify its directors and officers, and may indemnify its employees, to the fullest extent permitted by law. The corporation may, upon affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its directors, officers, and other employees to the extent that such indemnification is allowed by applicable law and the Articles of Incorporation. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

     Section 25.  CONFIRMATION AND RATIFICATION OF CONTACTS

      25.1 (a) No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any other business, non-profit or foreign corporation, partnership, or other organization in which one or more of the corporation's directors or officers are directors or officers or have a financial interest, shall be void or voidable solely because of such relationship, or solely because the common or interested director or officer was present at or participated in the meeting of the Board of Directors or committee thereof which authorized the contract or other transaction, or solely because his or their votes were counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or other transaction were known or disclosed to the Board of Directors or committee thereof, and such Board of Directors or committee in good faith authorized the contract or other transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors, or (b) the material facts as to his interest and as to the contract or other transaction were known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction was approved in good faith by vote of the shareholders, or (c) the contract or other transaction was fair as to the corporation as of the time it was authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

           (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorized the contract or other transaction.

     25.2 Any contract, transaction, or act of the corporation or of the Board of Directors or any committee thereof which shall be ratified by a majority of the shareholders of the corporation, voting either in person or by proxy at any annual meeting, or at any special meeting called for such purpose, shall be as valid and binding as though ratified by every shareholder of the corporation; provided, however, that any failure of the shareholders to approve or ratify such contract, transaction, or act, when and if submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its officers or directors of their right to proceed with such contract, transaction or action.

                Section 26.  AMENDMENTS TO BYLAWS

      26.1 These bylaws may be amended or repealed by a majority vote of the Board of Directors at any regular or special meeting of the Board of Directors, or by the majority vote of those shareholders present and entitled to vote, in person or by proxy, at any annual or special meeting of the shareholders, provided that notice of any proposed amendment to or repeal of these bylaws be contained in the notice of such annual or special meeting of the shareholders.

      26.2 If any provision or provisions of these bylaws are determined by a court or administrative agency of competent jurisdiction to be invalid and contrary to any existing or future law or regulation, such invalidity shall not impair the operation of or affect the remaining provisions hereof.



      The foregoing bylaws were duly adopted by the Board of Directors of Citizens Bancshares, Inc. on March 14, 2000.


_____________________________
 Secretary